SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM T-1
                                 --------

                         STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                       ----------------------------

                    THE FIRST NATIONAL BANK OF CHICAGO
            (Exact name of trustee as specified in its charter)

A National Banking Association                    36-0899825
                                                  (I.R.S. employer
                                                  identification number)

One First National Plaza, Chicago, Illinois       60670-0126
(Address of principal executive offices)          (Zip Code)

                    The First National Bank of Chicago
                   One First National Plaza, Suite 0286
                      Chicago, Illinois   60670-0286
          Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
         (Name, address and telephone number of agent for service)

                       -----------------------------

                     Morgan Stanley Dean Witter & Co.
            (Exact name of obligor as specified in its charter)

Delaware                                          36-3145972
(State or other jurisdiction of                   (I.R.S. employer
incorporation or organization)                    identification number)


1585 Broadway
New York, New York                                10036
(Address of principal executive offices)          (Zip Code)

                              Debt Securities
                      (Title of Indenture Securities)


Item 1. General Information. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the state of Illinois, on this 22nd day of March, 1999.


                    The First National Bank of Chicago,
                    Trustee

                    By  /s/ John R. Prendiville
                    John R. Prendiville
                    Vice President



* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc. filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).



                                 EXHIBIT 6


                    THE CONSENT OF THE TRUSTEE REQUIRED
                       BY SECTION 321(b) OF THE ACT


                                                     March 22, 1999


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

       In connection with the qualification of an indenture between Morgan Stanley Dean Witter & Co. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                        Very truly yours,

                                        The First National Bank of Chicago

                                        By /s/ John R. Prendiville
                                        John R. Prendiville
                                        Vice President



                                 EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago Call Date: 12/31/98
                      ST-BK:  17-1630 FFIEC 031

Address:              One First National Plaza, Ste 0460             Page RC-1

City, State  Zip:     Chicago, IL  60670

FDIC Certificate No.: 0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                       Dollar Amounts in thousands    C400
                                                                           RCFD    BIL MIL THOU       ----
                                                                           ----    ------------

ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                  RCFD
    a. Noninterest-bearing balances and currency and coin(1) ............   0081      5,585,982       1.a
    b. Interest-bearing balances(2) .....................................   0071      4,623,842       1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ........   1754              0       2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) .....   1773     11,181,405       2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                  1350      9,853,544       3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule              RCFD
       RC-C) ............................................................   2122     31,155,998       4.a
    b. LESS: Allowance for loan and lease losses ........................   3123        411,963       4.b
    c. LESS: Allocated transfer risk reserve ............................   3128          3,884       4.c
    d. Loans and leases, net of unearned income, allowance, and             RCFD
       reserve (item 4.a minus 4.b and 4.c) .............................   2125     30,740,151       4.d
5.  Trading assets (from Schedule RD-D) .................................   3545      7,635,778       5.
6.  Premises and fixed assets (including capitalized leases) ............   2145        739,925       6.
7.  Other real estate owned (from Schedule RC-M) ........................   2150          4,827       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ......................................   2130        202,359       8.
9.  Customers' liability to this bank on acceptances outstanding ........   2155        269,516       9.
10. Intangible assets (from Schedule RC-M) ..............................   2143        291,665      10.
11. Other assets (from Schedule RC-F) ...................................   2160      3,071,912      11.
12. Total assets (sum of items 1 through 11) ............................   2170     74,200,906      12.


(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.



Legal Title of Bank:  The First National Bank of Chicago Call Date:  12/31/98
                      ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0460            Page RC-2
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

Schedule RC-Continued

                                                                                    Dollar Amounts in
                                                                                        Thousands

LIABILITIES
13. Deposits:
    a.  In domestic offices (sum of totals of columns A and C               RCON
        from Schedule RC-E, part 1) .....................................   2200        22,524,140   13.a
        (1) Noninterest-bearing(1) ......................................   6631        10,141,937   13.a1
        (2) Interest-bearing ............................................   6636        12,382,203   13.a2

    b.  In foreign offices, Edge and Agreement subsidiaries, and            RCFN
        IBFs (from Schedule RC-E, part II) ..............................   2200        19,691,237   13.b
        (1) Noninterest bearing .........................................   6631           408,126   13.b1
        (2) Interest-bearing ............................................   6636        19,283,111   13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                          RCFD 2800    9,113,686   14
15. a. Demand notes issued to the U.S. Treasury                             RCON 2840      120,599   15.a
    b. Trading Liabilities(from Schedule RC-D)...........................   RCFD 3548    6,797,927   15.b

16. Other borrowed money:                                                   RCFD
    a. With original maturity of one year or less .......................   2332         5,385,355   16.a
    b. With original  maturity of more than one year ....................   A547           327,126   16.b
    c. With original maturity of more than three years ..................   A548           316,411   16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding .............   2920           269,516   18.
19. Subordinated notes and debentures ...................................   3200         2,400,000   19.
20. Other liabilities (from Schedule RC-G) ..............................   2930         2,137,443   20.
21. Total liabilities (sum of items 13 through 20) ......................   2948        69,083,440   21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus .......................   3838                 0   23.
24. Common stock ........................................................   3230           200,858   24.
25. Surplus (exclude all surplus related to preferred stock) ............   3839         3,201,435   25.
26. a. Undivided profits and capital reserves ...........................   3632         1,695,446   26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities .......................................................   8434             6,349   26.b
27. Cumulative foreign currency translation adjustments .................   3284            13,378   27.
28. Total equity capital (sum of items 23 through 27) ...................   3210         5,117,466   28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) ...............................   3300        74,200,906   29.


Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement                          ---------
   below that best describes the most auditors as of any date                            N/A
   during 1996 ...................................  RCFD 6724                            ---------  M.1.
1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submists a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report ont he consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering attorney)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings